Exhibit (99)(c)

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,
(In millions, except per share data)	2004	2003
ASSETS
Cash and due from banks	$11,714	11,479
Interest-bearing bank balances	4,441	2,308
Federal funds sold and securities purchased under resale agreements (carrying amount of collateral held $10,394 at December 31, 2004, $3,585 repledged)	22,436	24,725

Total cash and cash equivalents	38,591	38,512

Trading account assets	45,932	34,714
Securities	110,597	100,445
Loans, net of unearned income	223,840	165,571
Allowance for loan losses	(2,757)	(2,348)

Loans, net	221,083	163,223

Premises and equipment	5,268	4,619
Due from customers on acceptances	718	854
Goodwill	21,526	11,149
Other intangible assets	1,581	1,243
Loans held for sale	12,988	12,625
Other assets	35,040	33,804

Total assets	$493,324	401,188

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	64,197	48,683
Interest-bearing deposits	230,856	172,542

Total deposits	295,053	221,225
Short-term borrowings	63,406	71,290
Bank acceptances outstanding	755	876
Trading account liabilities	21,709	19,184
Other liabilities	15,507	16,945
Long-term debt	46,759	36,730

Total liabilities	443,189	366,250

Minority interest in net assets of consolidated subsidiaries	2,818	2,510

STOCKHOLDERS’ EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at December 31, 2004	—	—
Common stock, $3.33-1/3 par value; authorized 3 billion shares, outstanding 1.588 billion shares at December 31, 2004	5,294	4,374
Paid-in capital	31,120	17,811
Retained earnings	10,178	8,904
Accumulated other comprehensive income, net	725	1,339

Total stockholders’ equity	47,317	32,428

Total liabilities and stockholders’ equity	$493,324	401,188

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In millions, except per share data)	2004	2003	2004	2003
INTEREST INCOME
Interest and fees on loans	$2,814	2,357	9,858	9,507
Interest and dividends on securities	1,232	1,104	4,639	3,828
Trading account interest	388	189	1,147	724
Other interest income	535	301	1,644	1,021

Total interest income	4,969	3,951	17,288	15,080

INTEREST EXPENSE
Interest on deposits	860	568	2,853	2,360
Interest on short-term borrowings	492	311	1,503	1,219
Interest on long-term debt	320	195	971	894

Total interest expense	1,672	1,074	5,327	4,473

Net interest income	3,297	2,877	11,961	10,607
Provision for credit losses	109	86	257	586

Net interest income after provision for credit losses	3,188	2,791	11,704	10,021

FEE AND OTHER INCOME (a)
Service charges	519	436	1,978	1,731
Other banking fees	343	250	1,226	1,017
Commissions	620	732	2,601	2,318
Fiduciary and asset management fees	700	700	2,772	2,345
Advisory, underwriting and other investment banking fees	271	223	911	787
Trading account profits (losses)	(16)	14	35	110
Principal investing	7	(13)	261	(139)
Securities gains (losses)	23	(24)	(10)	45
Other income	337	295	1,005	1,268

Total fee and other income	2,804	2,613	10,779	9,482

NONINTEREST EXPENSE (a)
Salaries and employee benefits	2,239	2,152	8,703	7,708
Occupancy	260	244	947	851
Equipment	272	285	1,052	1,021
Advertising	51	56	193	160
Communications and supplies	163	156	620	598
Professional and consulting fees	179	146	548	460
Other intangible amortization	113	120	431	518
Merger-related and restructuring expenses	116	135	444	443
Sundry expense	441	481	1,728	1,521

Total noninterest expense	3,834	3,775	14,666	13,280

Minority interest in income of consolidated subsidiaries	54	63	184	143

Income before income taxes and cumulative effect of a change in accounting principle	2,104	1,566	7,633	6,080
Income taxes	656	466	2,419	1,833

Income before cumulative effect of a change in accounting principle	1,448	1,100	5,214	4,247
Cumulative effect of a change in accounting principle, net of income taxes	—	—	—	17

Net income	1,448	1,100	5,214	4,264
Dividends on preferred stock	—	—	—	5

Net income available to common stockholders	$1,448	1,100	5,214	4,259

PER COMMON SHARE DATA
Basic
Income before change in accounting principle	$0.97	0.84	3.87	3.20
Net income	0.97	0.84	3.87	3.21
Diluted
Income before change in accounting principle	0.95	0.83	3.81	3.17
Net income	0.95	0.83	3.81	3.18
Cash dividends	$0.46	0.35	1.66	1.25
AVERAGE COMMON SHARES
Basic	1,487	1,311	1,346	1,325
Diluted	1,518	1,332	1,370	1,340

(a)	Certain amounts presented in 2003 have been reclassified to conform to the presentation in 2004.